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                                                                           12/99

                                VALUE LINE, INC.
                      VALUE LINE DISTRIBUTION CENTER, INC.
                           VALUE LINE PUBLISHING, INC.
                           VALUE LINE SECURITIES, INC.
                             COMPUPOWER CORPORATION
                                VALUE LINE FUNDS

                            CODE OF ETHICS REGARDING
                             SECURITIES TRANSACTIONS
                           AND INSIDER TRADING POLICY


         This organization is one of the most complex in the investment advisory business. The diversity of its activities, including the publication of The Value Line Investment Survey and other services, and the management of mutual funds and asset management accounts, raises special problems regarding areas in which conflicts of interest may arise between the overall organization and its directors, officers and employees and shareholders on the one hand, and subscribers to the services, shareholders of the funds, and asset management clients, on the other.

         Ethics and law place a heavy burden on an investment adviser and its officers, directors and employees. They are, together, in a position of trust in which the highest standards of integrity at all times must be maintained. It is the duty of management to take all steps to ensure that the private financial or other transactions of all employees are conducted so as not to conflict with the interest of subscribers, shareholders and clients with whom the organization is in a relationship of trust. The interests of such subscribers and investors are specially protected by the Securities and Exchange Commission and other governmental authorities and the consequences of the discovery of an improper transaction by an employee are most serious for both the employee and the employer.

         It is the duty of management to protect both Value Line and its officers, directors and employees by establishing procedures to be followed by all personnel in their private transactions. Much thought has been given to working out solutions that are practical and realistic. The rules and procedures that have been established are similar to those that have been adopted by a number of other firms in the securities business.





-------------------
This Code of Ethics Regarding Securities Transactions and Insider Trading Policy is applicable to all officers, directors and employees of Value Line, Inc. and its subsidiaries ("Value Line") and of the Value Line Funds.


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1.       CONFIDENTIALITY; INSIDER TRADING RULES APPLICABLE TO OFFICERS,
         DIRECTORS AND EMPLOYEES
         --------------------------------------------------------------

         Management wishes to emphasize, in the strongest possible manner, the paramount necessity for exercising the greatest discretion in divulging confidential information. Depending on their functions in the organization, officers, directors and employees have access to, or may become aware of, confidential information to a greater or lesser degree. It is not possible to give an exhaustive list of what material is confidential, and common sense must be applied to the circumstances, but the following matters must ALWAYS be treated as strictly confidential:

         (a) the name of a Stock Highlight prior to the time when subscribers to a Value Line Service have had a reasonable time to act on a recommendation;

         (b) the name of a Special Situation after selection for publication in a Value Line Service and prior to the time when subscribers to that Service have had a reasonable time to act on the recommendation;

         (c) any information regarding, or connected with, buying and selling operations conducted, or proposed to be conducted, in respect of the security portfolios of any of the Value Line Funds or of any asset management client;

         (d) any information privately tendered to any person in the Value Line organization that, if or when publicly known, would be likely to affect the price of a security.

         All officers, directors and employees must not use, reveal or discuss any confidential information with any person outside Value Line unless they are specifically authorized to do so for a particular business reason; and officers, directors and employees must not disclose confidential information to any other member of the organization unless it is clearly necessary for such person to be informed. Any information relating to Value Line, Inc., its subsidiaries or the Value Line Funds prior to its release to the public must be considered to be confidential information.

         OFFICERS, DIRECTORS AND EMPLOYEES MUST NOT BUY, SELL, TIP, RECOMMEND OR SUGGEST THAT ANYONE ELSE BUY, SELL OR RETAIN, THE SECURITIES OF ANY COMPANY (INCLUDING VALUE LINE, INC.) WHILE IN POSSESSION OF INSIDE INFORMATION REGARDING SUCH COMPANY. THIS PROHIBITION ON INSIDER TRADING APPLIES NOT ONLY TO PERSONAL TRANSACTIONS, BUT ALSO BARS TRADING FOR CLIENT ACCOUNTS OR FOR FAMILY MEMBERS OR FRIENDS WHEN IN POSSESSION OF INSIDE INFORMATION. IN SHORT, "INSIDE INFORMATION" MEANS NON-PUBLIC INFORMATION (INFORMATION WHICH IS NOT AVAILABLE TO INVESTORS GENERALLY) THAT A REASONABLE INVESTOR WOULD CONSIDER TO BE IMPORTANT IN DECIDING WHETHER TO BUY, SELL, OR RETAIN A SECURITY.

         THE UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INSIDE INFORMATION IS ALWAYS WRONG AND MAY HAVE THE MOST SERIOUS CONSEQUENCES. ANY BREACH OF THIS RULE WILL BE REGARDED


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AS A SERIOUS CONTRAVENTION OF COMPANY REGULATIONS.

2.       TRADING AND OTHER RULES APPLICABLE TO OFFICERS AND EMPLOYEES
         ------------------------------------------------------------

         (a)      Employees, including officers, are:

                  (1) forbidden to act as investment advisers, to operate any security account management service, or to give any investment advice to any person for profit or benefit, whether direct or indirect, without the express prior written authorization of the Chief Executive Officer or President of Value Line, Inc.

                  (2) forbidden to trade against the interest of subscribers to any of the Value Line Services, asset management clients, or any Value Line Funds, for their own account or benefit, whether direct or indirect, or for the account or benefit, whether direct or indirect, of any other person.

                  (3) forbidden to recommend any securities transaction to any Value Line Fund or asset management account without having disclosed in writing his interest, if any, in the securities or the issuer thereof to the Company's Compliance Officer or Legal Counsel.

                  (4) forbidden from serving on the Board of Directors of any publicly traded company without the express prior written authorization of the Chief Executive Officer or President of Value Line, Inc.

                  (5) forbidden from purchasing or selling any security until 7 calendar days AFTER all transactions for a Value Line Fund or asset management account have been completed for that security. A portfolio manager may not purchase or sell a security for his or her own account within 7 calendar days BEFORE or AFTER all transactions for a Value Line Fund or asset management account have been completed for that security if he acts as a portfolio manager for that Fund or account or is a member of the portfolio management team for that Fund or account.

                  (6) forbidden from PURCHASING or SELLING any security that has been selected or is about to be recommended as a special recommendation or stock highlight by any of the Value Line Services or if its rank is being upgraded by one of the Services until at least 1 business day after publication of the Service.

                  (7) forbidden from SELLING any security if its rank is being downgraded or if a Value Line Service is recommending that it be sold until at least 1 business day after publication.


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                           ("Publication" refers to the date of publication
                           appearing on a Service or the date of such publication's release to the public, whichever is appropriate.)

                  (8) prohibited from participating in initial public offerings. Purchases of new issues are allowed only in the secondary markets.

                  (9) prohibited from acquiring securities in a private placement without the express prior written authorization of the Chief Executive Officer or President of Value Line, Inc.

                  (10) expected to seek to avoid day-trades and should be prepared to hold securities for at least 60 calendar days in order to avoid any conflict of interest.

                  (11) prohibited without the express prior written authorization of the Chief Executive Officer or President of Value Line, Inc., from accepting any offer made by any person whereby the officer or that person would be enabled to purchase or sell any security at a price, or under other conditions, more favorable than those obtainable at the time by the general public.

                  (12) prohibited from receiving any gift other than of a minor value from any person that does business with Value Line, any of its subsidiaries or any of the Value Line Funds.

                           IN ADDITION, AS SET FORTH IN SECTION 3, WITH RARE EXCEPTIONS, ALL TRANSACTIONS MUST BE CLEARED IN ADVANCE BY THE TRADING DEPARTMENT.

3.       PRE-CLEARANCE OF TRADES APPLICABLE TO OFFICERS AND EMPLOYEES
         ------------------------------------------------------------

         NO OFFICER OR EMPLOYEE MAY ENGAGE IN ANY TRANSACTION IN ANY SECURITY WITHOUT ADVANCE NOTIFICATION TO AND CLEARANCE BY THE TRADING DEPARTMENT, EXCEPT AS SET FORTH BELOW. IF CLEARANCE IS DENIED, THIS FACT SHOULD BE CONSIDERED AS CONFIDENTIAL INFORMATION AND MUST NOT BE DISCLOSED. In addition, the acquisition of securities in a private placement or the purchase or sale of any security at a price more favorable than that which is ascertainable at the time by the general public also requires the express written authorization of the Chief Executive Officer or President of Value Line, Inc.

         The fullest assistance will always be given to any employee who is in doubt as to whether a particular transaction would CONTRAVENE EITHER THE GENERAL PROHIBITIONS SET OUT IN SECTION 1 OR ANY OF THE SPECIFIC RULES SET FORTH IN
SECTION 2. Employees and officers are


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urged in any case where they have the slightest doubt as to the propriety of a transaction, to refer it to the Company's Compliance Officer or Legal Counsel.

         Provided the standards of Sections 1 and 2 are met, the following transactions are exempted from the pre-clearance requirement:

         (a) transactions effected in any account in which the employee has no direct or indirect influence or control or beneficial interest;

         (b) transactions in securities that are direct obligations of the United States;

         (c) purchases of shares in automatic dividend reinvestment programs;

         (d) transactions in the shares of any registered open-end investment company (mutual fund);

         (e) transactions in banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

4.       REPORTING OBLIGATIONS APPLICABLE TO OFFICERS, DIRECTORS AND EMPLOYEES
         ----------------------------------------------------------------------

         THE SECURITIES AND EXCHANGE COMMISSION REQUIRES VALUE LINE, INC. AND OTHER INVESTMENT ADVISERS TO OBTAIN FROM OFFICERS, DIRECTORS AND EMPLOYEES, AND TO MAINTAIN RECORDS OF, PARTICULARS OF THEIR SECURITIES TRANSACTIONS AND OF OTHER TRANSACTIONS IN SECURITIES IN WHICH THEY MAY BE CONSIDERED TO HAVE A BENEFICIAL INTEREST.

         (a)      OFFICERS AND EMPLOYEES

         IN ORDER TO COMPLY WITH THE REPORTING REQUIREMENTS, OFFICERS AND EMPLOYEES MUST (i) INSTRUCT THE BROKER DEALER OR BANK WITH OR THROUGH WHOM A SECURITY TRANSACTION IS EFFECTED IN WHICH SUCH PERSON HAS, OR BY REASON OF SUCH TRANSACTION, ACQUIRES ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP OF A SECURITY TO FURNISH DUPLICATE COPIES OF TRANSACTION CONFIRMATIONS AND STATEMENTS OF ACCOUNT AT THE SAME TIME THAT SUCH STATEMENTS ARE SENT TO THE OFFICER OR EMPLOYEE AND (ii) REPORT BY MAY 30 OF EACH CALENDAR YEAR TO THE COMPLIANCE DEPARTMENT THAT SUCH PERSON HAS EITHER FORWARDED ALL BROKERAGE STATEMENTS WITH RESPECT TO TRANSACTIONS OR HAD NO TRANSACTIONS DURING THE PREVIOUS HALF-YEAR.

                  (i) The foregoing requirements relate to all securities transactions (purchases, sales, or other acquisitions or dispositions) effected by or on behalf of the officer, employee, his/her spouse, minor child, other household members, accounts subject to the officer's or employee's discretion and control and other accounts in which the employee has a beneficial interest.


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                  (ii)     Every such transaction is to be reported, whether or
                           not it is effected directly or indirectly. Examples of transactions in securities that indirectly benefit a person mentioned in subparagraph (i) above include transactions that entitle such person to any of the rights or benefits of ownership even though he or she is not the owner of record. In addition to the family situations mentioned above, beneficial ownership may also occur where such person acquires or disposes of securities in the capacity of trustee, executor, pledgee, agent or in any similar capacity, or where any such person has a beneficial interest in the securities under a trust, will, partnership or other arrangement, or through a closely held corporation.

         (b)      DIRECTORS

                  (1) DIRECTORS OTHER THAN OUTSIDE FUND DIRECTORS. All Directors other than outside Value Line Fund directors, must either comply with Section 4(a) as if it applied to such directors or file a report with the Compliance Department within 10 days of the end of any calendar quarter covering every transaction in which the director had, or by reason of the transaction, acquired, any direct or indirect beneficial ownership of a security which contains the following information: (a) the date of the transaction, title and number of shares or interest rate, maturity and principal amount of each security involved; (b) the nature of the transaction (i.e., a purchase, sale, gift); (c) the price; (d) the name of the broker, dealer or bank through whom the transaction was effected; and (e) the date the report is submitted to the Compliance Department.

                  (2) OUTSIDE FUND DIRECTORS. The Securities and Exchange Commission requires that any Director of the Value Line Funds (who is not an interested person of a Fund or otherwise an officer, director or employee of Value Line) must file a report with the Compliance Department within 10 days of the end of any calendar quarter if such director knew, or "in the ordinary course of fulfilling his or her official duties as a Fund director, should have known," that during the 15 days BEFORE or AFTER the date of a transaction by the director, the security is or was purchased or sold by a Value Line Fund, or was being considered by a Value Line Fund or Value Line, Inc. for purchase or sale. Ordinarily, reports would need to be filed only if an outside director actually knows of a Fund transaction since, generally, outside directors would not be expected to be in a position in which they "should have known" of a Fund transaction.


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         (c)      ACCESS PERSONS*

                  (1) INITIAL REPORTING REQUIREMENTS. No later than 10 days after a person becomes an Access Person, such person must file a report with the Compliance Department which contains the following information: (a) the title and number of shares or principal amount of each security in which such person has any direct or indirect beneficial ownership; (b) the name of the broker, dealer or bank with whom such person maintains an account in which the securities are held; and (c) the date the report is submitted to the Compliance Department.

                  (2) ANNUAL REPORTING REQUIREMENTS. No later than May 30 of each calendar year, each Access Person must file a report with the Compliance Department which contains the following information: (a) the title and number of shares or principal amount of security in which such person has any direct or indirect beneficial ownership; (b) the name of the broker, dealer or bank with whom such person maintains an account in which the securities are held; and (c) the date the report is submitted to the Compliance Department.



                                      * * *

         The provisions of this Policy Statement must be strictly observed. Violations of this policy will be grounds for appropriate disciplinary action, including, in the case of officers and employees, dismissal. Pre-clearance and reporting of personal securities transactions do not relieve anyone from responsibility for compliance with the proscriptions against insider trading and tipping described in Section 1.

         The Legal and Compliance Departments shall be responsible for the interpretation and enforcement of this Policy Statement and Code of Ethics.



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*        You are an Access Person if you are a director, officer or employee of a Value Line Fund or of Value Line (or of any company in a control relationship to Value Line) who, in connection with your regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any recommendation to the Fund with respect to the purchase or sale of securities. If you are in doubt as to your status, you should check with the Legal Department.